Exhibit 99.2



                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



      In connection with the Annual Report of Micronetics, Inc. (the "Company") on Form 10-KSB for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dennis Dow, Vice President-Finance of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

          (1)  The Report fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act  of
1934; and

           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



June 10, 2003                    /s/Dennis Dow
                                 -------------------------------
                                 Name:  Dennis Dow
                                 Title: Vice President - Finance
                                        (Principal Financial
                                         Officer)





      This  certification  accompanies  the  Report  pursuant  to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.